As filed with the Securities and Exchange Commission on December 10, 2003

Registration No. 333-46972

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PROTON ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1461988
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10 Technology Drive

Wallingford, Connecticut 06492

(203) 678-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

1996 STOCK OPTION PLAN

2000 STOCK INCENTIVE PLAN

2000 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the Plans)

Walter W. Schroeder

Chief Executive Officer

PROTON ENERGY SYSTEMS, INC.

10 Technology Drive

Wallingford, Connecticut 06492

(203) 678-2000

(Name and address, including zip code, and telephone number, including area code, of Agent for Service)

Copy to:

William F. Winslow

Hale and Dorr LLP

The Willard Office Building

1455 Pennsylvania Avenue, N.W.

Washington, DC 20004

DEREGISTRATION OF COMMON STOCK

On September 29, 2000, Proton Energy Systems, Inc. (the “Company”) filed a Registration Statement on Form S-8, Registration No. 333-46972 (the “Registration Statement”), for the sale of 7,901,689 shares of Common Stock, par value $.01 (the “Common Stock”), of the Company under the Company’s 1996 Stock Option Plan, 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan (collectively, the “Plans”).

On December 10, 2003, pursuant to the Agreement and Plan of Contribution and Merger, dated as of May 22, 2003, as amended, by and among the Company, Distributed Energy Systems Corp. (“Distributed Energy”), PES-1 Merger Sub, Inc. and PES-2 Merger Sub, Inc., wholly-owned subsidiaries of Distributed Energy, and Northern Power Systems, Inc. (“Northern”), PES-1 Merger Sub, Inc. merged with and into Northern and PES-2 Merger Sub, Inc. merged with and into the Company, with Northern and the Company surviving as wholly-owned subsidiaries of Distributed Energy (the “Mergers”). Upon consummation of the Mergers, the Plans were assumed by Distributed Energy, and options outstanding under such plans became options to purchase shares of Distributed Energy common stock.

This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the unsold shares of Common Stock formerly issuable under the Plans and registered under the Registration Statement, constituting 6,989,576 shares.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wallingford, Connecticut, on December 10, 2003.

PROTON ENERGY SYSTEMS, INC.

By:	/s/ Walter W. Schroeder

Name:	Walter W. Schroeder
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Walter W. Schroeder Walter W. Schroeder	Chief Executive Officer and Director (Principal Executive Officer)	December 10, 2003

/s/ John A. Glidden John A. Glidden	Vice President Finance (Principal Financial and Accounting Officer)	December 10, 2003

* Robert W. Shaw, Jr.	Director	December 10, 2003

* Gerald B. Ostroski	Director	December 10, 2003

* Philip R. Sharp	Director	December 10, 2003

By:	/s/ Walter W. Schroeder

Walter W. Schroeder Attorney-in-Fact